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CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22023 and 333-16997) of Overseas Filmgroup, Inc. of our report dated March 7, 1997 appearing on page F-1 of this Form 10-K.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Los Angeles, California
March 26, 1997